Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2022 FINANCIAL RESULTS

ROLLING MEADOWS, IL, October 27, 2022 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2022. Management will host a webcast conference call to discuss these results on Thursday, October 27, 2022 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results - Third Quarter
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	3rd Q 22	3rd Q 21	3rd Q 22	3rd Q 21	3rd Q 22	3rd Q 21	3rd Q 22	3rd Q 21
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,736.2	$1,499.7	$282.5	$253.6	$488.5	$481.2	$1.31	$1.20
Net losses (gains) on divestitures	1.3	(4.3)	1.0	(3.4)	1.3	(4.3)	—	(0.02)
Acquisition integration	—	—	30.3	4.6	39.5	5.8	0.14	0.02
Workforce and lease termination	—	—	4.5	3.3	6.8	3.9	0.02	0.01
Acquisition related adjustments	—	—	(8.8)	24.6	24.2	5.8	(0.04)	0.12
Amortization of intangible assets	—	—	85.3	70.1	—	—	0.40	0.33
Levelized foreign currency translation	—	(48.8)	—	(5.2)	—	(8.1)	—	(0.02)

Brokerage, as adjusted *	1,737.5	1,446.6	394.8	347.6	560.3	484.3	1.83	1.64

Risk Management, as reported	275.5	248.0	26.9	22.0	47.3	43.7	0.13	0.10
Workforce and lease termination	—	—	1.7	4.0	2.2	4.5	0.01	0.02
Acquisition related adjustments	—	—	0.1	(0.1)	0.1	0.1	—	—
Acquisition integration	—	—	0.5	—	0.6	—	—	—
Amortization of intangible assets	—	—	1.0	1.6	—	—	—	0.01
Levelized foreign currency translation	—	(3.6)	—	(0.4)	—	(0.7)	—	—

Risk Management, as adjusted *	275.5	244.4	30.2	27.1	50.2	47.6	0.14	0.13

Corporate, as reported	0.3	357.9	(53.1)	(37.0)	(27.1)	(51.5)	(0.25)	(0.24)
Loss on extinguishment of debt	—	—	—	12.2	—	—	—	0.06
Transaction-related costs	—	—	5.9	8.2	6.3	11.0	0.03	0.04
Income tax related	—	—	(7.0)	4.9	—	—	(0.03)	0.03

Corporate, as adjusted *	0.3	357.9	(54.2)	(11.7)	(20.8)	(40.5)	(0.25)	(0.11)

Total Company, as reported	$2,012.0	$2,105.6	$256.3	$238.6	$508.7	$473.4	$1.19	$1.06

Total Company, as adjusted *	$2,013.3	$2,048.9	$370.8	$363.0	$589.7	$491.4	$1.72	$1.66

Total Brokerage & Risk Management, as reported	$2,011.7	$1,747.7	$309.4	$275.6	$535.8	$524.9	$1.44	$1.30

Total Brokerage & Risk Management, as adjusted *	$2,013.0	$1,691.0	$425.0	$374.7	$610.5	$531.9	$1.97	$1.77

*

For third quarter 2022, the pretax impact of the Brokerage segment adjustments totals $146.3 million, with a corresponding adjustment to the provision for income taxes of $34.0 million relating to these items. For third quarter 2022, the pretax impact of the Risk Management segment adjustments totals $4.4 million, with a corresponding adjustment to the provision for income taxes of $1.1 million relating to these items. For third quarter 2022, the pretax impact of the Corporate segment adjustments totals $6.3 million, with a corresponding adjustment to the benefit for income taxes of $7.4 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2022 and 2021 provision (benefit) for income taxes is shown on pages 14 and 15.

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“Our outstanding performance continued during the third quarter! For our combined brokerage and risk management segments, total revenues increased 15%, organic revenues increased 8.4%, we completed 6 new mergers, grew net earnings 12%, delivered adjusted EBITDAC margins in excess of 30%, and most importantly, our client-first culture continues to flourish.” said J. Patrick Gallagher, Jr., Chairman, President and CEO. Through the first nine months of the year, revenues have increased 22%, organic growth is 9.8%, net earnings have grown 25% and adjusted EPS is up 20%.

“Our third quarter renewal premium data shows global premium increases approximate 10.5%, a bit higher than the renewal premium change in the first half of the year. Price increases are mostly consistent with recent quarters across nearly all lines of business. Client exposures, including favorable policy endorsements, continue to increase, and new arising claim counts moved higher year over year; these metrics are not reflective of an economic slowdown in our clients’ businesses.

“Our talented teams remain focused on what they do best; delivering superior insurance and risk management advice through data driven insights, our vast resources and our niche capabilities.”

Summary of Financial Results - Nine-Months Ended September 30,
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	9 Mths 22	9 Mths 21	9 Mths 22	9 Mths 21	9 Mths 22	9 Mths 21	9 Mths 22	9 Mths 21
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$5,599.5	$4,500.1	$1,058.5	$845.6	$1,781.6	$1,539.6	$4.92	$4.09
Net gains on divestitures	(2.9)	(8.9)	(2.4)	(7.0)	(2.9)	(8.9)	(0.01)	(0.03)
Acquisition integration	—	—	97.9	12.5	122.3	16.1	0.46	0.06
Workforce and lease termination	—	—	19.1	11.9	21.1	13.2	0.09	0.06
Acquisition related adjustments	—	—	(27.2)	41.5	37.7	19.6	(0.13)	0.20
Amortization of intangible assets	—	—	254.1	230.1	—	—	1.19	1.12
Levelized foreign currency translation	—	(105.4)	—	(17.6)	—	(26.0)	—	(0.09)

Brokerage, as adjusted *	5,596.6	4,385.8	1,400.0	1,117.0	1,959.8	1,553.6	6.52	5.41

Risk Management, as reported	802.0	713.3	79.4	64.9	140.0	131.1	0.37	0.31
Net gains on divestitures	—	(0.1)	—	(0.1)	—	(0.1)	—	—
Workforce and lease termination	—	—	2.8	5.0	3.6	5.8	0.01	0.03
Acquisition related adjustments	—	—	(1.1)	2.0	0.3	0.3	(0.01)	0.01
Acquisition integration	—	—	1.4	—	1.8	—	0.01	—
Amortization of intangible assets	—	—	3.4	4.4	—	—	0.02	0.02
Levelized foreign currency translation	—	(9.7)	—	(1.1)	—	(2.0)	—	(0.01)

Risk Management, as adjusted *	802.0	703.5	85.9	75.1	145.7	135.1	0.40	0.36

Corporate, as reported	23.4	921.6	(157.4)	(76.4)	(107.2)	(145.0)	(0.72)	(0.52)
Loss on extinguishment of debt	—	—	—	12.2	—	—	—	0.06
Transaction-related costs	—	—	25.6	16.9	27.7	21.2	0.11	0.08
Income tax related	—	—	(19.0)	24.2	—	—	(0.09)	0.11

Corporate, as adjusted *	23.4	921.6	(150.8)	(23.1)	(79.5)	(123.8)	(0.70)	(0.27)

Total Company, as reported	$6,424.9	$6,135.0	$980.5	$834.1	$1,814.4	$1,525.7	$4.57	$3.88

Total Company, as adjusted *	$6,422.0	$6,010.9	$1,335.1	$1,169.0	$2,026.0	$1,564.9	$6.22	$5.50

Total Brokerage & Risk Management, as reported	$6,401.5	$5,213.4	$1,137.9	$910.5	$1,921.6	$1,670.7	$5.29	$4.40

Total Brokerage & Risk Management, as adjusted *	$6,398.6	$5,089.3	$1,485.9	$1,192.1	$2,105.5	$1,688.7	$6.92	$5.77

*

For the nine-month period ended September 30, 2022, the pretax impact of the Brokerage segment adjustments totals $443.4 million, with a corresponding adjustment to the provision for income taxes of $101.9 million relating to these items. For the nine-month period ended September 30, 2022, the pretax impact of the Risk Management segment adjustments totals $8.7 million, with a corresponding adjustment to the provision for income taxes of $2.2 million relating to these items. For the nine-month period ended September 30, 2022, the pretax impact of the Corporate segment adjustments totals $27.7 million, with a corresponding adjustment to the benefit for income taxes of $21.1 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2022 and 2021 provision (benefit) for income taxes is shown on pages 14 and 15.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)		3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Base Commissions and Fees
Commissions and fees, as reported		$1,582.9	$1,370.0	$5,146.1	$4,102.1
Less commissions and fees from acquisitions		(161.2)	—	(777.9)	—
Less divested operations		—	(0.1)	—	(2.2)
Levelized foreign currency translation		—	(45.0)	—	(96.1)

Organic base commissions and fees		$1,421.7	$1,324.9	$4,368.2	$4,003.8

Organic change in base commissions and fees		7.3%		9.1%

Supplemental Revenues
Supplemental revenues, as reported		$64.7	$61.0	$204.7	$183.0
Less supplemental revenues from acquisitions		(0.3)	—	(1.4)	—
Levelized foreign currency translation		—	(2.0)	—	(4.4)

Organic supplemental revenues		$64.4	$59.0	$203.3	$178.6

Organic change in supplemental revenues		9.2%		13.8%

Contingent Revenues
Contingent revenues, as reported		$52.4	$43.7	$167.1	$150.3
Less contingent revenues from acquisitions		(0.6)	—	(2.4)	—
Levelized foreign currency translation		—	(0.3)	—	(1.2)

Organic contingent revenues		$51.8	$43.4	$164.7	$149.1

Organic change in contingent revenues		19.4%		10.5%

Total reported commissions, fees, supplemental revenues and contingent revenues		$1,700.0	$1,474.7	$5,517.9	$4,435.4
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions		(162.1)	—	(781.7)	—
Less divested operations		—	(0.1)	—	(2.2)
Levelized foreign currency translation		—	(47.3)	—	(101.7)

Total organic commissions, fees, supplemental revenues and contingent revenues		$1,537.9	$1,427.3	$4,736.2	$4,331.5

Total organic change	*	7.8%		9.3%

*

As previously discussed, third quarter 2021 revenues were favorably impacted by an estimate change related to revenues generated from our clients’ employment levels developing above our January 1, 2021 estimates. Leveling for such, total brokerage organic growth would have been approximately 9% for third quarter 2022.

Acquisition Activity	3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Number of acquisitions closed *	6	5	19	17
Estimated annualized revenues acquired (in millions)	$20.4	$16.1	$102.7	$139.9

*	In the third quarter of 2022, Gallagher issued 91,000 shares of its common stock in connection with acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Compensation expense, as reported			$985.8	$827.9	$3,061.4	$2,423.0
Acquisition integration			(25.7)	(4.7)	(81.5)	(11.9)
Workforce and lease termination related charges			(4.4)	(2.0)	(15.9)	(9.3)
Acquisition related adjustments			(24.2)	(5.8)	(37.7)	(19.6)
Levelized foreign currency translation			—	(29.8)	—	(60.6)

Compensation expense, as adjusted			$931.5	$785.6	$2,926.3	$2,321.6

Reported compensation expense ratios using reported revenues on pages 1 and 2	*		56.8%	55.2%	54.7%	53.8%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	53.6%	54.3%	52.3%	52.9%

*

Reported third quarter 2022 compensation ratio was 1.6 pts higher than third quarter 2021. This increase reflects increased integration costs and a seasonally higher compensation ratio related to the reinsurance operations acquired in December 2021, workforce related charges, and other roles to service and acquisition earnout related adjustments, as well as the resumption of merit wage increases and hiring of producers and other roles to service and support higher organic growth, partially offset by lower incentive compensation and foreign exchange movements.

**

Adjusted third quarter 2022 compensation ratio was 0.7 pts lower than third quarter 2021. This decrease reflects lower incentive compensation offset in part by a seasonally higher compensation ratio related to the reinsurance operations acquired in December 2021, as well as the resumption of merit wage increases and hiring of producers and other roles to service and support higher organic growth.

Operating Expense and Ratios			3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Operating expense, as reported			$261.9	$190.6	$756.5	$537.5
Acquisition integration			(13.8)	(1.1)	(40.8)	(4.2)
Workforce and lease termination related charges			(2.4)	(1.9)	(5.2)	(3.9)
Levelized foreign currency translation			—	(10.9)	—	(18.8)

Operating expense, as adjusted			$245.7	$176.7	$710.5	$510.6

Reported operating expense ratios using reported revenues on pages 1 and 2	*		15.1%	12.7%	13.5%	11.9%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	14.1%	12.2%	12.7%	11.6%

*

Reported third quarter 2022 operating expense ratio was 2.4 pts higher than third quarter 2021. This increase reflects increased integration costs and a seasonally higher operating expense ratio related to the reinsurance operations acquired in December 2021, the return of advertising, travel, entertainment and other client-related expenses, as well as additional investments in technology. These expenses were offset in part by savings related to office consolidations and foreign exchange movements.

**

Adjusted third quarter 2022 operating expense ratio was 1.9 pts higher than third quarter 2021. This increase reflects the return of advertising, travel, entertainment and other client-related expenses, as well as additional investments in technology and a seasonally higher operating expense ratio related to the reinsurance operations acquired in December 2021. These expenses were offset in part by savings related to office consolidations.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Net earnings, as reported	$282.5	$253.6	$1,058.5	$845.6
Provision for income taxes	88.2	80.9	341.5	268.9
Depreciation	23.1	21.8	76.7	65.0
Amortization	111.1	90.8	332.8	300.2
Change in estimated acquisition earnout payables	(16.4)	34.1	(27.9)	59.9

EBITDAC	488.5	481.2	1,781.6	1,539.6
Net losses (gains) on divestitures	1.3	(4.3)	(2.9)	(8.9)
Acquisition integration	39.5	5.8	122.3	16.1
Workforce and lease termination related charges	6.8	3.9	21.1	13.2
Acquisition related adjustments	24.2	5.8	37.7	19.6
Levelized foreign currency translation	—	(8.1)	—	(26.0)

EBITDAC, as adjusted	$560.3	$484.3	$1,959.8	$1,553.6

Net earnings margin, as reported using reported revenues on pages 1 and 2	16.3%	16.9%	18.9%	18.8%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	32.3%	33.5%	35.0%	35.4%

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Fees	$272.4	$245.9	$789.8	$703.2
International performance bonus fees	2.9	2.0	11.8	9.8

Fees as reported	275.3	247.9	801.6	713.0
Less fees from acquisitions	(1.3)	—	(10.6)	—
Levelized foreign currency translation	—	(3.6)	—	(9.7)

Organic fees	$274.0	$244.3	$791.0	$703.3

Organic change in fees	12.2%		12.5%

Acquisition Activity	3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Number of acquisitions closed	—	—	1	2
Estimated annualized revenues acquired (in millions)	$—	$—	$2.5	$50.0

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Compensation expense, as reported		$169.3	$148.9	$487.1	$428.9
Acquisition integration		(0.3)	—	(0.3)	—
Workforce and lease termination related charges		(0.7)	(0.7)	(1.5)	(1.5)
Acquisition related adjustments		(0.1)	(0.1)	(0.3)	(0.3)
Levelized foreign currency translation		—	(2.3)	—	(6.2)

Compensation expense, as adjusted		$168.2	$145.8	$485.0	$420.9

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	61.5%	60.0%	60.7%	60.1%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	61.1%	59.7%	60.5%	59.8%

*

Reported third quarter 2022 compensation ratio was 1.5 pts higher than third quarter 2021. Adjusted third quarter 2022 compensation ratio was 1.4 pts higher than third quarter 2021. Both of these increases reflect the resumption of merit wage increases and additional claim adjusters to support a large new client and other higher organic growth.

Operating Expense and Ratios			3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Operating expense, as reported			$58.9	$55.4	$174.9	$153.3
Workforce and lease termination related charges			(1.5)	(3.8)	(2.1)	(4.3)
Acquisition integration			(0.3)	—	(1.5)	—
Levelized foreign currency translation			—	(0.6)	—	(1.5)

Operating expense, as adjusted			$57.1	$51.0	$171.3	$147.5

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*		21.4%	22.3%	21.8%	21.5%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	*	20.7%	20.9%	21.4%	21.0%

*

Reported third quarter 2022 operating expense ratio was 0.9 pts lower than third quarter 2021. This decrease reflects lower workforce and lease termination related charges, as well as savings from office consolidations and professional fees, partially offset by the return of travel, entertainment and other client-related expenses.

**

Adjusted third quarter 2022 operating ratio was 0.2 pts lower than third quarter 2021. This decrease reflects savings from office consolidations and professional fees partially offset by the return of travel, entertainment and other client-related expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 2022	3rd Q 2021	9 Mths 2022	9 Mths 2021
Net earnings, as reported	$26.9	$22.0	$79.4	$64.9
Provision for income taxes	9.7	7.5	28.3	22.1
Depreciation	9.0	12.0	28.8	35.1
Amortization	1.5	2.1	4.7	5.9
Change in estimated acquisition earnout payables	0.2	0.1	(1.2)	3.1

EBITDAC	47.3	43.7	140.0	131.1
Net gains on divestitures	—	—	—	(0.1)
Workforce and lease termination related charges	2.2	4.5	3.6	5.8
Acquisition related adjustments	0.1	0.1	0.3	0.3
Acquisition integration	0.6	—	1.8	—
Levelized foreign currency translation	—	(0.7)	—	(2.0)

EBITDAC, as adjusted	$50.2	$47.6	$145.7	$135.1

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	9.8%	8.9%	9.9%	9.1%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	18.2%	19.5%	18.2%	19.2%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2022			2021
			Net Earnings			Net Earnings
			(Loss)			(Loss)
		Income	Attributable to		Income	Attributable to
	Pretax	Tax	Controlling	Pretax	Tax	Controlling
	Loss	Benefit	Interests	Loss	Benefit	Interests
3rd Quarter
Components of Corporate Segment, as reported
Interest and banking costs	$(65.0)	$16.9	$(48.1)	$(77.3)	$19.3	$(58.0)
Clean energy related (1)	(3.0)	0.8	(2.2)	(37.8)	68.6	30.8
Acquisition costs (2)	(8.6)	0.6	(8.0)	(13.0)	2.5	(10.5)
Corporate (3) (4)	(15.0)	20.9	5.9	(16.8)	5.2	(11.6)

Reported 3rd quarter	(91.6)	39.2	(52.4)	(144.9)	95.6	(49.3)
Adjustments
Loss on extinguishment of debt (2)	—	—	—	16.2	(4.0)	12.2
Transaction-related costs (2)	6.3	(0.4)	5.9	11.0	(2.8)	8.2
Income tax related (3)	—	(7.0)	(7.0)	—	4.9	4.9

Components of Corporate Segment, as adjusted
Interest and banking costs	(65.0)	16.9	(48.1)	(61.1)	15.3	(45.8)
Clean energy related (1)	(3.0)	0.8	(2.2)	(37.8)	68.6	30.8
Acquisition costs	(2.3)	0.2	(2.1)	(2.0)	(0.3)	(2.3)
Corporate (4)	(15.0)	13.9	(1.1)	(16.8)	10.1	(6.7)

Adjusted 3rd quarter	$(85.3)	$31.8	$(53.5)	$(117.7)	$93.7	$(24.0)

Nine Months
Components of Corporate Segment, as reported
Interest and banking costs	$(194.7)	$50.6	$(144.1)	$(183.7)	$45.9	$(137.8)
Clean energy related (1)	(8.8)	2.3	(6.5)	(94.7)	179.7	85.0
Acquisition costs (2)	(34.4)	2.6	(31.8)	(26.3)	4.2	(22.1)
Corporate (3) (4)	(63.3)	89.8	26.5	(65.8)	33.2	(32.6)

Reported nine months	(301.2)	145.3	(155.9)	(370.5)	263.0	(107.5)
Adjustments
Loss on extinguishment of debt (2)	—	—	—	16.2	(4.0)	12.2
Transaction-related costs (2)	27.7	(2.1)	25.6	21.2	(4.3)	16.9
Income tax related (3)	—	(19.0)	(19.0)	—	24.2	24.2

Components of Corporate Segment, as adjusted
Interest and banking costs	(194.7)	50.6	(144.1)	(167.5)	41.9	(125.6)
Clean energy related (1)	(8.8)	2.3	(6.5)	(94.7)	179.7	85.0
Acquisition costs	(6.7)	0.5	(6.2)	(5.1)	(0.1)	(5.2)
Corporate (4)	(63.3)	70.8	7.5	(65.8)	57.4	(8.4)

Adjusted nine months	$(273.5)	$124.2	$(149.3)	$(333.1)	$278.9	$(54.2)

(1)

Pretax loss for the third quarter is presented net of amounts attributable to noncontrolling interests of $ (0.7) million in 2022 and $ 12.3 million in 2021. Pretax loss for the nine-month periods ended September 30, is presented net of amounts attributable to noncontrolling interests of $ (1.5) million in 2022 and $ 31.1 million in 2021.

(2)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees primarily associated with our acquisition of the Willis Towers Watson treaty reinsurance brokerage operations. In third quarter 2021, Gallagher redeemed $ 650 million of 2031 Senior Notes and incurred a loss on early extinguishment of $ 16.2 million.

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(3)

In second and third quarters 2022, Gallagher recognized a net favorable U.K. tax impact related to earnout liability adjustments. In second quarter 2022, Gallagher recognized a one-time U.S. state tax benefit that resulted from legal entity restructuring. In first quarter 2022, Gallagher increased its state effective income tax rate, which resulted in the overall U.S. effective income tax rate increasing from 25% to 26% and caused Gallagher to have additional income tax benefit during the quarter and recognized a one-time benefit related to the revaluation of certain deferred income tax assets. In third quarter 2021, Gallagher incurred additional U.K. income tax expense related to the non-deductibility of some acquisition related adjustments made in the quarter. In second quarter 2021, the U.K. government enacted tax legislation that increases the corporate income tax rate from 19% to 25% effective in 2023. Gallagher incurred additional income tax expense in the quarter to adjust certain deferred income tax liabilities to the higher income tax rate.

(4)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $16.9 million in third quarter 2022 and a net unrealized foreign exchange remeasurement gain of $3.0 million in third quarter 2021. Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $33.6 million in the nine-month period ended September 30, 2022 and a net unrealized foreign exchange remeasurement loss of $2.2 million in the nine-month period ended September 30, 2021.

Interest and banking costs and debt - At September 30, 2022, Gallagher had $1,600.0 million of borrowings from public debt, $4,248.0 million of borrowings from private placements and $190.0 million of short-term borrowings under its line of credit facility. In addition, Gallagher had $245.4 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. The production of IRC Section 45 clean energy tax credits ceased in December 2021, which reduced the royalty income received by Chem-Mod LLC and net earnings generated by our investments in clean coal production plants. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses and the tax benefit from vesting of employee equity awards.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2022 and 2021 were 18.6% and (3.1)%, respectively. In first quarter of 2022, Gallagher increased its state effective income tax rate, which resulted in the overall U.S. effective income tax rate increasing from 25% to 26% and caused Gallagher to incur additional income tax expense during the quarter and recognized a one-time benefit related to the revaluation of certain deferred income tax assets to the higher income tax rate. In addition, the production of IRC Section 45 clean energy tax credits ceased in December 2021.

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, October 27, 2022 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

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Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding changes in our expenses in the next several quarters; anticipated future results or performance of any segment or the Company as a whole; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions, including the onset of a recession or economic downturn; our actual acquisition opportunities; integration risks in our reinsurance brokerage business; or other factors like the Ukraine/Russia conflict, trade wars or tariffs; political unrest in the U.S. or other countries around the world; changes in premium rates and in insurance markets generally; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. The COVID-19 pandemic currently amplifies, and in the future could continue to amplify, the risks, uncertainties and assumptions, reflected in such risk factors. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that our chief operating decision maker uses when reviewing the company’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See page 14 and 15 for a reconciliation of the adjustments made to income taxes.

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•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•

Acquisition integration costs, which include costs related to certain large acquisitions (including Willis Re), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into our IT related systems.

•

Transaction-related costs primarily associated with our acquisition of the Willis Towers Watson treaty reinsurance brokerage operations. These include costs related to regulatory filings, legal, accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments and acquisition related compensation charges.

•

Amortization of intangible assets reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through the company’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•

Income tax related, which represents the impact of a one-time U.S. state tax benefit that resulted from legal entity restructuring in second quarter 2022 and a net favorable U.K. tax impact related to earnout liability adjustments in second and third quarters of 2022. This represents the impact in first quarter 2022 of a one-time income tax benefit related to the revaluation of certain deferred income tax assets as a result of a change in our state effective income tax rate. The 2021 values represent the impact in second quarter 2021 of one-time income tax expense associated with the change in the U.K. effective income tax rate from 19% to 25% that is effective in 2023. It also includes the impact of additional U.K. income tax expense related to the non-deductibility of some acquisition related adjustments made in third quarter 2021.

•

Loss on extinguishment of debt represents costs incurred on the early redemption of the $650 million of 2031 Senior Notes, which included the redemption price premium, the unamortized discount amount on the debt issuance and the write-off of all the debt acquisition costs.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure our financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains (losses) on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and income tax related costs and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

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•

Adjusted EPS and Adjusted Net Earnings - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains (losses) on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and income tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability. This is the third quarter that we have excluded amortization of intangible assets from adjusted EPS, and as such, we have provided the same adjustment for the prior period for comparability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions in each year presented.

In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from our Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Quarter and 9 Months Ended September 30,

(Unaudited - in millions except per share, percentage and workforce data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Brokerage Segment	Sept 30, 2022	Sept 30, 2021	Sept 30, 2022	Sept 30, 2021
Commissions	$1,186.9	$1,016.2	$4,034.6	$3,118.7
Fees	396.0	353.8	1,111.5	983.4
Supplemental revenues	64.7	61.0	204.7	183.0
Contingent revenues	52.4	43.7	167.1	150.3
Investment income and net gains on divestitures	36.2	25.0	81.6	64.7

Total revenues	1,736.2	1,499.7	5,599.5	4,500.1

Compensation	985.8	827.9	3,061.4	2,423.0
Operating	261.9	190.6	756.5	537.5
Depreciation	23.1	21.8	76.7	65.0
Amortization	111.1	90.8	332.8	300.2
Change in estimated acquisition earnout payables	(16.4)	34.1	(27.9)	59.9

Expenses	1,365.5	1,165.2	4,199.5	3,385.6

Earnings before income taxes	370.7	334.5	1,400.0	1,114.5
Provision for income taxes	88.2	80.9	341.5	268.9

Net earnings	282.5	253.6	1,058.5	845.6
Net earnings attributable to noncontrolling interests	1.2	1.2	3.3	5.6

Net earnings attributable to controlling interests	$281.3	$252.4	$1,055.2	$840.0

EBITDAC
Net earnings	$282.5	$253.6	$1,058.5	$845.6
Provision for income taxes	88.2	80.9	341.5	268.9
Depreciation	23.1	21.8	76.7	65.0
Amortization	111.1	90.8	332.8	300.2
Change in estimated acquisition earnout payables	(16.4)	34.1	(27.9)	59.9

EBITDAC	$488.5	$481.2	$1,781.6	$1,539.6

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Risk Management Segment	Sept 30, 2022	Sept 30, 2021	Sept 30, 2022	Sept 30, 2021
Fees	$275.3	$247.9	$801.6	$713.0
Investment income	0.2	0.1	0.4	0.3

Revenues before reimbursements	275.5	248.0	802.0	713.3
Reimbursements	32.0	32.6	97.4	101.7

Total revenues	307.5	280.6	899.4	815.0

Compensation	169.3	148.9	487.1	428.9
Operating	58.9	55.4	174.9	153.3
Reimbursements	32.0	32.6	97.4	101.7
Depreciation	9.0	12.0	28.8	35.1
Amortization	1.5	2.1	4.7	5.9
Change in estimated acquisition earnout payables	0.2	0.1	(1.2)	3.1

Expenses	270.9	251.1	791.7	728.0

Earnings before income taxes	36.6	29.5	107.7	87.0
Provision for income taxes	9.7	7.5	28.3	22.1

Net earnings	26.9	22.0	79.4	64.9
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$26.9	$22.0	$79.4	$64.9

EBITDAC
Net earnings	$26.9	$22.0	$79.4	$64.9
Provision for income taxes	9.7	7.5	28.3	22.1
Depreciation	9.0	12.0	28.8	35.1
Amortization	1.5	2.1	4.7	5.9
Change in estimated acquisition earnout payables	0.2	0.1	(1.2)	3.1

EBITDAC	$47.3	$43.7	$140.0	$131.1

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Quarter and 9 Months Ended September 30,

(Unaudited - in millions except share and per share data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Corporate Segment	Sept 30, 2022	Sept 30, 2021	Sept 30, 2022	Sept 30, 2021
Revenues from consolidated clean coal facilities	$—	$337.3	$22.3	$865.7
Royalty income from clean coal licenses	—	21.0	0.7	55.3
Loss from unconsolidated clean coal facilities	—	(0.7)	—	(1.8)
Other net revenues	0.3	0.3	0.4	2.4

Total revenues	0.3	357.9	23.4	921.6

Cost of revenues from consolidated clean coal facilities	—	366.1	22.9	944.0
Compensation	26.7	23.7	76.4	61.3
Operating	0.7	19.6	31.3	61.3
Interest	64.4	60.3	192.9	164.6
Loss on extinguishment of debt	—	16.2	—	16.2
Depreciation	0.8	4.6	2.6	13.6

Expenses	92.6	490.5	326.1	1,261.0

Loss before income taxes	(92.3)	(132.6)	(302.7)	(339.4)
Benefit for income taxes	(39.2)	(95.6)	(145.3)	(263.0)

Net loss	(53.1)	(37.0)	(157.4)	(76.4)
Net loss attributable to noncontrolling interests	(0.7)	12.3	(1.5)	31.1

Net loss attributable to controlling interests	$(52.4)	$(49.3)	$(155.9)	$(107.5)

EBITDAC
Net loss	$(53.1)	$(37.0)	$(157.4)	$(76.4)
Benefit for income taxes	(39.2)	(95.6)	(145.3)	(263.0)
Interest	64.4	60.3	192.9	164.6
Loss on extinguishment of debt	—	16.2	—	16.2
Depreciation	0.8	4.6	2.6	13.6

EBITDAC	$(27.1)	$(51.5)	$(107.2)	$(145.0)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Total Company	Sept 30, 2022	Sept 30, 2021	Sept 30, 2022	Sept 30, 2021
Commissions	$1,186.9	$1,016.2	$4,034.6	$3,118.7
Fees	671.3	601.7	1,913.1	1,696.4
Supplemental revenues	64.7	61.0	204.7	183.0
Contingent revenues	52.4	43.7	167.1	150.3
Investment income and net gains on divestitures	36.4	25.1	82.0	65.0
Revenues from clean coal activities	—	357.6	23.0	919.2
Other net revenues - Corporate	0.3	0.3	0.4	2.4

Revenues before reimbursements	2,012.0	2,105.6	6,424.9	6,135.0
Reimbursements	32.0	32.6	97.4	101.7

Total revenues	2,044.0	2,138.2	6,522.3	6,236.7

Compensation	1,181.8	1,000.5	3,624.9	2,913.2
Operating	321.5	265.6	962.7	752.1
Reimbursements	32.0	32.6	97.4	101.7
Cost of revenues from clean coal activities	—	366.1	22.9	944.0
Interest	64.4	60.3	192.9	164.6
Loss on extinguishment of debt	—	16.2	—	16.2
Depreciation	32.9	38.4	108.1	113.7
Amortization	112.6	92.9	337.5	306.1
Change in estimated acquisition earnout payables	(16.2)	34.2	(29.1)	63.0

Expenses	1,729.0	1,906.8	5,317.3	5,374.6

Earnings before income taxes	315.0	231.4	1,205.0	862.1
Provision (benefit) for income taxes	58.7	(7.2)	224.5	28.0

Net earnings	256.3	238.6	980.5	834.1
Net earnings attributable to noncontrolling interests	0.5	13.5	1.8	36.7

Net earnings attributable to controlling interests	$255.8	$225.1	$978.7	$797.4

Diluted net earnings per share	$1.19	$1.06	$4.57	$3.88

Dividends declared per share	$0.51	$0.48	$1.53	$1.44

EBITDAC
Net earnings	$256.3	$238.6	$980.5	$834.1
Provision (benefit) for income taxes	58.7	(7.2)	224.5	28.0
Interest	64.4	60.3	192.9	164.6
Loss on extinguishment of debt	—	16.2	—	16.2
Depreciation	32.9	38.4	108.1	113.7
Amortization	112.6	92.9	337.5	306.1
Change in estimated acquisition earnout payables	(16.2)	34.2	(29.1)	63.0

EBITDAC	$508.7	$473.4	$1,814.4	$1,525.7

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sept 30, 2022	Dec 31, 2021
Cash and cash equivalents	$553.7	$402.6
Restricted cash	4,723.1	4,063.7
Premiums and fees receivable	16,956.0	11,753.1
Other current assets	1,563.8	1,451.0

Total current assets	23,796.6	17,670.4
Fixed assets - net	561.4	500.8
Deferred income taxes (includes tax credit carryforwards of $936.6 in 2022 and $1,074.0 in 2021)	1,138.0	1,228.5
Other noncurrent assets	934.4	966.5
Right-of-use assets	347.8	358.6
Goodwill	8,837.2	8,666.2
Amortizable intangible assets - net	3,052.4	3,954.0

Total assets	$38,667.8	$33,345.0

Premiums payable to underwriting enterprises	$19,273.4	$13,845.6
Accrued compensation and other current liabilities	1,972.8	1,895.1
Deferred revenue - current	525.0	520.9
Premium financing debt	245.4	228.4
Corporate related borrowings - current	440.0	245.0

Total current liabilities	22,456.6	16,735.0
Corporate related borrowings - noncurrent	5,562.2	5,810.2
Deferred revenue - noncurrent	62.8	58.7
Lease liabilities - noncurrent	301.9	309.3
Other noncurrent liabilities	1,655.2	1,871.7

Total liabilities	30,038.7	24,784.9

Stockholders’ equity:
Common stock - issued and outstanding	210.8	208.5
Capital in excess of par value	6,305.5	6,143.7
Retained earnings	3,536.2	2,882.3
Accumulated other comprehensive loss	(1,478.7)	(726.1)

Total controlling interests stockholders’ equity	8,573.8	8,508.4
Noncontrolling interests	55.3	51.7

Total stockholders’ equity	8,629.1	8,560.1

Total liabilities and stockholders’ equity	$38,667.8	$33,345.0

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	3rd Q Ended	3rd Q Ended	9 Mths Ended		9 Mths Ended
OTHER INFORMATION	Sept 30, 2022	Sept 30, 2021	Sept 30, 2022		Sept 30, 2021
Basic weighted average shares outstanding (000s)	210,673	206,988	209,971		200,975	*
Diluted weighted average shares outstanding (000s)	214,965	211,498	214,275		205,477	*
Number of common shares outstanding at end of period (000s)			210,840		207,278
Workforce at end of period (includes acquisitions):
Brokerage			32,061		26,877
Risk Management			8,297		7,108
Total Company			42,805	**	35,911

*

Gallagher completed a follow-on public offering of 10,350,000 shares of its common stock on May 17, 2021 and used the net proceeds to fund a portion of the acquisition of Willis Towers Watson treaty reinsurance brokerage operations that was completed in December 2021.

**	The acquisition of the Willis Towers Watson’s treaty reinsurance brokerage operations added approximately 2,200 employees in December 2021.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
3rd Q Ended September 30, 2022
Brokerage, as reported	$370.7	$88.2	$282.5	$1.2	$281.3	$1.31
Net losses on divestitures	1.3	0.3	1.0	—	1.0	—
Acquisition integration	39.5	9.2	30.3	—	30.3	0.14
Workforce and lease termination	5.8	1.3	4.5	—	4.5	0.02
Acquisition related adjustments	(11.4)	(2.6)	(8.8)	—	(8.8)	(0.04)
Amortization of intangible assets	111.1	25.8	85.3	—	85.3	0.40

Brokerage, as adjusted	$517.0	$122.2	$394.8	$1.2	$393.6	$1.83

Risk Management, as reported	$36.6	$9.7	$26.9	$—	$26.9	$0.13
Workforce and lease termination	2.2	0.5	1.7	—	1.7	0.01
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Acquisition integration	0.6	0.1	0.5	—	0.5	—
Amortization of intangible assets	1.5	0.5	1.0	—	1.0	—

Risk Management, as adjusted	$41.0	$10.8	$30.2	$—	$30.2	$0.14

Corporate, as reported	$(92.3)	$(39.2)	$(53.1)	$(0.7)	$(52.4)	$(0.25)
Transaction-related costs	6.3	0.4	5.9	—	5.9	0.03
Income tax related	—	7.0	(7.0)	—	(7.0)	(0.03)

Corporate, as adjusted	$(86.0)	$(31.8)	$(54.2)	$(0.7)	$(53.5)	$(0.25)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
3rd Q Ended September 30, 2021
Brokerage, as reported	$334.5	$80.9	$253.6	$1.2	$252.4	$1.20
Net gains on divestitures	(4.3)	(0.9)	(3.4)	—	(3.4)	(0.02)
Acquisition integration	5.8	1.2	4.6	—	4.6	0.02
Workforce and lease termination	4.2	0.9	3.3	—	3.3	0.01
Acquisition related adjustments	32.0	7.4	24.6	—	24.6	0.12
Amortization of intangible assets	90.8	20.7	70.1	—	70.1	0.33
Levelized foreign currency translation	(6.7)	(1.5)	(5.2)	—	(5.2)	(0.02)

Brokerage, as adjusted	$456.3	$108.7	$347.6	$1.2	$346.4	$1.64

Risk Management, as reported	$29.5	$7.5	$22.0	$—	$22.0	$0.10
Workforce and lease termination	5.4	1.4	4.0	—	4.0	0.02
Acquisition related adjustments	(0.1)	—	(0.1)	—	(0.1)	—
Amortization of intangible assets	2.1	0.5	1.6	—	1.6	0.01
Levelized foreign currency translation	(0.6)	(0.2)	(0.4)	—	(0.4)	—

Risk Management, as adjusted	$36.3	$9.2	$27.1	$—	$27.1	$0.13

Corporate, as reported	$(132.6)	$(95.6)	$(37.0)	$12.3	$(49.3)	$(0.24)
Loss on extinguishment of debt	16.2	4.0	12.2	—	12.2	0.06
Transaction-related costs	11.0	2.8	8.2	—	8.2	0.04
Income tax related	—	(4.9)	4.9	—	4.9	0.03

Corporate, as adjusted	$(105.4)	$(93.7)	$(11.7)	$12.3	$(24.0)	$(0.11)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
9 Mths Ended September 30, 2022
Brokerage, as reported	$1,400.0	$341.5	$1,058.5	$3.3	$1,055.2	$4.92
Net gains on divestitures	(2.9)	(0.5)	(2.4)	—	(2.4)	(0.01)
Acquisition integration	122.3	24.4	97.9	—	97.9	0.46
Workforce and lease termination	23.6	4.5	19.1	—	19.1	0.09
Acquisition related adjustments	(32.4)	(5.2)	(27.2)	—	(27.2)	(0.13)
Amortization of intangible assets	332.8	78.7	254.1	—	254.1	1.19

Brokerage, as adjusted	$1,843.4	$443.4	$1,400.0	$3.3	$1,396.7	$6.52

Risk Management, as reported	$107.7	$28.3	$79.4	$—	$79.4	$0.37
Workforce and lease termination	3.7	0.9	2.8	—	2.8	0.01
Acquisition related adjustments	(1.5)	(0.4)	(1.1)	—	(1.1)	(0.01)
Acquisition integration	1.8	0.4	1.4	—	1.4	0.01
Amortization of intangible assets	4.7	1.3	3.4	—	3.4	0.02

Risk Management, as adjusted	$116.4	$30.5	$85.9	$—	$85.9	$0.40

Corporate, as reported	$(302.7)	$(145.3)	$(157.4)	$(1.5)	$(155.9)	$(0.72)
Transaction-related costs	27.7	2.1	25.6	—	25.6	0.11
Income tax related	—	19.0	(19.0)	—	(19.0)	(0.09)

Corporate, as adjusted	$(275.0)	$(124.2)	$(150.8)	$(1.5)	$(149.3)	$(0.70)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
9 Mths Ended September 30, 2021
Brokerage, as reported	$1,114.5	$268.9	$845.6	$5.6	$840.0	$4.09
Net gains on divestitures	(8.9)	(1.9)	(7.0)	—	(7.0)	(0.03)
Acquisition integration	16.1	3.6	12.5	—	12.5	0.06
Workforce and lease termination	15.3	3.4	11.9	—	11.9	0.06
Acquisition related adjustments	53.9	12.4	41.5	—	41.5	0.20
Amortization of intangible assets	300.2	70.1	230.1	—	230.1	1.12
Levelized foreign currency translation	(22.9)	(5.3)	(17.6)	—	(17.6)	(0.09)

Brokerage, as adjusted	$1,468.2	$351.2	$1,117.0	$5.6	$1,111.4	$5.41

Risk Management, as reported	$87.0	$22.1	$64.9	$—	$64.9	$0.31
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Workforce and lease termination	6.7	1.7	5.0	—	5.0	0.03
Acquisition related adjustments	2.6	0.6	2.0	—	2.0	0.01
Amortization of intangible assets	5.9	1.5	4.4	—	4.4	0.02
Levelized foreign currency translation	(1.5)	(0.4)	(1.1)	—	(1.1)	(0.01)

Risk Management, as adjusted	$100.6	$25.5	$75.1	$—	$75.1	$0.36

Corporate, as reported	$(339.4)	$(263.0)	$(76.4)	$31.1	$(107.5)	$(0.52)
Loss on extinguishment of debt	16.2	4.0	12.2	—	12.2	0.06
Transaction-related costs	21.2	4.3	16.9	—	16.9	0.08
Income tax related	—	(24.2)	24.2	—	24.2	0.11

Corporate, as adjusted	$(302.0)	$(278.9)	$(23.1)	$31.1	$(54.2)	$(0.27)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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